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          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 22, 2005, relating to the financial statements and financial highlights which appear in the October 31, 2005 Annual Report to Shareholders of The Victory Institutional Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Other Service Providers" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Columbus, Ohio
February 28, 2006